Exhibit 99.3

REVOCABLE PROXY

Tower Bancorp, Inc.

SPECIAL MEETING OF SHAREHOLDERS

DECEMBER 8, 2010

9:30 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Janak Amin and Jeffrey Renninger, or either of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all Tower Bancorp, Inc. (“Tower”) common stock of the undersigned at the Special Meeting of Shareholders of Tower to be held on Wednesday, December 8, 2010, at 9:30 a.m., at The Country Club of Harrisburg, 401 Fishing Creek Valley Road, Harrisburg, Pennsylvania, and at any adjournment(s) or postponement(s) of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS I AND II.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Tower.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated November 1, 2010.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À          FOLD AND DETACH HERE          À

___________________________________________________________________________________________________________

TOWER BANCORP, INC. — SPECIAL MEETING, DECEMBER 8, 2010

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/4431sm

You can vote in one of three ways:

1.	Call toll free 1-866-214-3791 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/tobc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4431

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Tower Bancorp, Inc.	Special Meeting of Shareholders December 8, 2010

	For	Against	Abstain		For	Against	Abstain
I. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 27, 2009 by and between Tower and First Chester County Corporation (“First Chester”), as amended,	☐	☐	☐	II. Proposal to adjourn the special meeting of shareholders, if more time is needed, to allow Tower time to solicit additional votes in favor of the merger agreement.	☐	☐	☐

which provides, among other things, for the merger of First Chester with and into Tower, and the conversion of each share of First Chester common stock outstanding immediately prior to the merger into 0.453 shares of Tower common stock, subject to adjustment, all as more fully described in the joint proxy statement/prospectus.

				Please if you plan to attend the Annual Meeting			☐

				Mark here for address change and note change			☐

______________________________________________________________

______________________________________________________________

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Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., December 8, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., December 8, 2010: 1-866-214-3791	Vote by Internet anytime prior to 3:00 a.m., December 8, 2010 go to http://www.proxyvotenow.com/tobc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/4431sm

Your vote is important!